UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

ACCELPATH, INC
(Exact name of registrant as specified in its charter)

Delaware	000-27023	45-5151193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352A Christopher Avenue, Gaithersburg, Maryland 20879
(Address of Principal Executive Offices)

(301) 767-2810

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

" Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

" Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

" Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

" Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Pursuant to the Agreement and Plan of Merger ("Merger Agreement") dated as of May 1, 2012, by and between, Technest Holdings, Inc, a Nevada corporation ("Technest"), and AccelPath, Inc., a Delaware corporation and wholly-owned subsidiary of Technest ("AccelPath" or the "Surviving Corporation"), effective as of May 2, 2012, Technest merged with and into AccelPath, with AccelPath being the surviving entity (the "Reincorporation Merger").

The Reincorporation Merger was consummated to move our domicile from Nevada to Delaware, as described in Technest's Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 16, 2012, which description is incorporated by reference herein (the "Information Statement"). As described in the Information Statement, the Merger Agreement and Reincorporation Merger were duly approved by the written consent of stockholders of Technest owning at least a majority of the outstanding shares of Technest's common stock, par value $0.0001 per share (the "Technest Common Stock"), dated February 17, 2012. A copy of the Merger Agreement is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement,

(i)	our corporate name was changed from Technest Holdings, Inc. to AccelPath, Inc.;

(ii)	our domicile changed from the State of Nevada to the State of Delaware;

(iii)	we are now governed by the laws of the State of Delaware and by AccelPaths's Certificate of Incorporation and Bylaws;

(iv)

each certificate theretofore representing issued and outstanding shares of Technest Common Stock will thereafter be deemed to represent the same number of shares of the Surviving Corporation. The holders of outstanding certificates theretofore representing Technest Common Stock will not be required to surrender such certificate to Technest or the Surviving Corporation

(v)	Technest's existing executive officers and directors became the executive officers and directors of AccelPath, Inc; and

(vi)	AccelPath succeeded to the ownership of all of Technest's assets and has the rights, power and privileges and assumed all of Technest's obligations.

A description of the provisions of the Certificate of incorporation and Bylaws of AccelPath is included in the Information Statement. Copies of the Certificate of Incorporation and Bylaws of AccelPath are attached hereto as Exhibits 3.1 and Exhibit 3.2, respectively.

The Reincorporation Merger did not result in any change in headquarters, business, jobs, management, location of any offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation Merger, which are not material). Management, including all directors and officers, remain the same immediately after the Reincorporation Merger. There were no changes in any direct or indirect interests of the current directors or executive officers as a result of the Reincorporation Merger. Following the Reincorporation Merger, the common stock of the Surviving Corporation will be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") by virtue of Rule 12g-3 of the Exchange Act. The CUSIP number for the common stock of the Surviving Corporation is 00433U100.

At the effective time of the Reincorporation Merger, each outstanding share of Technest Common Stock automatically was converted into one share of AccelPath Common Stock. Stockholders are not required to exchange their existing stock certificates, which now represent an equal number of shares of AccelPath Common Stock.

The common stock of the Surviving Corporation will trade on the OTCBB under the trading symbol ACLP (instead of TCNH.OB).

The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 2.1 and incorporated by reference as if fully set forth herein.

Item 3.03 Material Modification to Rights of Security Holders.

As a result of the Reincorporation Merger disclosed under Item 1.01 above, each outstanding share of Technest Common Stock has been automatically converted into one share of AccelPath Common Stock. Each outstanding certificate representing Technest Common Stock is now deemed, without any action by the stockholder, to represent the same number of shares of AccelPath Common Stock. Stockholders do not need to exchange their stock certificates as a result of the Reincorporation Merger.

In accordance with Rule 12g-3 under the Exchange Act, the common stock of the Surviving Corporation will be registered under Section 12(g) of the Exchange Act. The CUSIP number for the common stock of the Surviving Corporation is 00433U100. The Surviving Corporation's common stock will trade on the OTCBB under the trading symbol ACLP.

Prior to the effective time of the Reincorporation Merger, our corporate affairs were governed by the corporate laws of Nevada. The rights of our stockholders were subject to Technest's Articles of incorporation and its Bylaws. As a result of the Reincorporation Merger, holders of Technest Common Stock are now holders of AccelPath Common Stock, and their rights as holders are governed by the General Corporation Law of Delaware and the AccelPath Certificate of Incorporation and Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Delaware corporate law will now be applicable in the determination of the rights of our stockholders. Please see the discussion entitled  Changes from Nevada to Delaware Law in the Information Statement for a summary of all of the material terms of the charter documents and laws of the two States as they pertain to stockholder rights.

The foregoing description of the Reincorporation Merger is intended to be a summary and is qualified in its entirety by reference to the information disclosed under Item 1.01 above and the exhibits filed herewith, all of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 1, 2012, by and between, Technest Holdings Inc., a Nevada corporation, and AccelPath, Inc., a Delaware corporation and wholly-owned subsidiary of Technest

3.1	Certificate of Incorporation of AccelPath, Inc.

3.2	Bylaws of AccelPath, Inc.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELPATH, INC.

Date: May 8, 2012	By:	/s/ Shekhar Wadekar
		Name:	Shekhar Wadekar
		Title:	Chief Executive Officer

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